Exhibit 10.1

THIRD AMENDMENT TO
CREDIT AGREEMENT

THIS THIRD AMENDMENT to Credit Agreement (this “Amendment”) is entered into this 6th day of November 2019, to be effective as of September 30, 2019, by and between JPMORGAN CHASE BANK, N.A. (“Lender”), and SCOTT’S LIQUID GOLD-INC., a Colorado corporation, and NEOTERIC COSMETICS, INC., a Colorado corporation (each a “Borrower” and collectively, the “Borrowers”).

RECITALS

A.Lender and Borrowers have entered into that certain Credit Agreement dated as of June 30, 2016, as amended by a First Amendment to Credit Agreement, dated January 10, 2018, and as further amended by a Second Amendment to Credit Agreement, dated May 9, 2019 (as the same may from time to time be further amended, modified, supplemented or restated, the “Credit Agreement”).

B.Lender has extended credit to Borrowers for the purposes permitted in the Credit Agreement.

C.Borrowers have requested that Lender amend the Credit Agreement to (i) revise Borrower’s Debt Service Coverage Ratio and (ii) make certain other revisions to the Credit Agreement as more fully set forth herein.

D.Lender has agreed to so amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

2.Amendments to Credit Agreement.

2.1The definition of “Debt Service Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following, effective for the calculation period ending September 30, 2019 and thereafter:

“Debt Service Coverage Ratio” means, for any period, the ratio of (a) (i) Adjusted EBITDA, plus (ii) up to $500,000 in non-recurring Capital Expenditures (whether or not financed with Loans) incurred in 2019 or 2020 solely in connection with the implementation of Borrower’s ERP system, minus (iii) Unfinanced Capital Expenditures, minus (iv)  income taxes paid in cash, in each case, for such periods to (b) the sum of (i) Interest Expense, plus (ii) scheduled principal payments on Long Term Debt (other than Subordinated Indebtedness) plus (iii) payments made on Capital Lease Obligations plus (iv) principal payments made on Subordinated Indebtedness, plus (v) any permitted Restricted Payments, in each case, for such period.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender, jointly and severally, as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the organizational power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower previously delivered to Lender remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary organizational actions on the part of Borrower;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.Counterparts; Delivery.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment; provided, however, that, notwithstanding the foregoing, Borrower will deliver an original counterpart to this Amendment to Lender within five (5) Business Days following the date hereof.

6.Effectiveness.  This Amendment shall be deemed effective when it has been executed by Lender and when Lender has received counterparts hereof executed by each other party hereto.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

SCOTT’S LIQUID GOLD-INC.,

a Colorado corporation

By:	/s/ Kevin A. Paprzycki
Name:	Kevin A. Paprzycki
Title:	Chief Financial Officer

NEOTERIC COSMETICS, INC.,

a Colorado corporation

By:	/s/ Kevin A. Paprzycki
Name:	Kevin A. Paprzycki
Title:	Chief Financial Officer

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sean Smythe
Name:	Sean Smythe
Title:	Authorized Officer

Acknowledged and Agreed:

GUARANTORS:

COLORADO PRODUCT CONCEPTS, INC.,

a Colorado corporation

By:	/s/ Kevin A. Paprzycki
Name:	Kevin A. Paprzycki
Title:	Chief Financial Officer

SLG CHEMICALS, INC.,

a Colorado corporation

By:	/s/ Kevin A. Paprzycki
Name:	Kevin A. Paprzycki
Title:	Chief Financial Officer

SLG TOUCH-A-LITE, INC.,

a Colorado corporation

By:	/s/ Kevin A. Paprzycki
Name:	Kevin A. Paprzycki
Title:	Chief Financial Officer